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                                                                     EXHIBIT 5.1

                    [LINDQUIST & VENNUM P.L.L.P. LETTERHEAD]
                             Lindquist & Vennum PLLP
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402

                                 April __, 2004

U.S. Premium Beef, Inc.
12200 North Ambassador Drive
Suite 501
Kansas City, Missouri 64163

      Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for U.S. Premium Beef, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, which is being filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Registration Statement relates to the proposed issuance by the Company of up to 691,845 Class A units and 691,845 Class B units that the Company proposes to deliver as part of the restructuring (collectively the "Units") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and between U.S. Premium Beef, Ltd., a Kansas cooperative, and the Company, and the Plan of Conversion by and between the Company and U.S. Premium Beef, LLC, a Delaware limited liability company.

In rendering the opinion set forth below, we have reviewed the Merger Agreement and the Plan of Conversion, and have also reviewed and relied upon the accuracy of the facts stated in such other materials as we have deemed necessary or appropriate as a basis for our opinion.

Based upon and subject to the foregoing, we are of the opinion that the Units, when issued in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendments thereto. This opinion is being furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and, except as provided in the immediately preceding sentence, may not be relied upon by any other person or for any other purpose without prior written consent.

                                                    Very truly yours,

                                                    /s/ LINDQUIST & VENNUM PLLP
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